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Exhibit 3.88

Commonwealth of Pennsylvania
Department of State
Corporation Bureau

ARTICLES OF INCORPORATION

        In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 394, as amended, the undersigned, all of whom are of full age* desiring that they may be incorporated as a business corporation, do hereby certify:

1.
The name of the corporation is:

PAVILLION NURSING CENTER NORTH, INC.

2.
The location and post office address of its initial registered office in this Commonwealth is:

North Hills Nursing Center,	9800 Old Perry Highway,	McCandless Township,	Allegheny County

Number	Street	City	County
3.
The purpose or purposes of the corporation which shall be organized under this Act are as follows: (**)

          (a)   To acquire by purchase, lease, exchange or otherwise, to hold, own, use, manage, improve, mortgage, and to sell, lease, mortgage, exchange, and otherwise deal in, real estate and any interest or right therein; to own, rebuild, repaid, manage and control, lease, buy and sell, houses, apartments, offices, stores, and any and all other types of buildings and structures; and to make and obtain loans on real estate, and to sell, buy, hold, own, and otherwise deal in, mortgages, notes, land contracts, leases, and other evidences of indebtedness secured by real estate or by a lien thereon or any interest therein.

          (b)   To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

    (continued on attached page)

4.
The term of its existence is:

    perpetual.

5.
The aggregate number of shares which the corporation shall have the authority to issue is: (***)

    250 shares—all of which shall be without par value.

    The amount of state capital with which the corporation shall begin business is Five Hundred Dollars ($500.00).

(*)	One or more corporations or natural persons of full age may incorporate a business corporation under the provisions of this Act.
(**)	It shall not be permissible or necessary to set forth any powers enumerated in Section 302 of the Act.
(***)
There should be set forth the number and par value of all shares having par value; the number of shares without par value; and the state capital applicable thereto. If the shares are to be divided into classes, a description of each class and a statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class.

FILING FEE—$40.00

NOTE:    Excise Tax at the rate of 1/5th of 1% ($2.00 per $1,000) will be due and payable at the time of filing of the Articles, computed by multiplying the number of authorized shares having par value by their par value, or if shares of no par stock are authorized, then on the stated capital applicable thereto as well.

ONLY A CLEARLY LEGIBLE ORIGINAL SHOULD BE SUBMITTED. SIGNATURES SHOULD BE IN BLACK INK.

6.
The names and addresses of each of the first directors, who shall serve until the first annual meeting, are:

NAME	ADDRESS (Including street and number, if any)
Evelyn Garfield	3743 Eastway, South Euclid, Ohio 44118
Sidney Garfield	3743 Eastway, South Euclid, Ohio 44118
Lindy M. Adelstein	24118 Baintree Rd., Beachwood, Ohio 44121
7.
The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

NAME	ADDRESS (Including street and number, if any)	NUMBER AND CLASS OF SHARES
Lindy M. Adelstein	24118 Baintree Rd. Beachwood, Ohio 44121	12 1/2 Common, no par value
Mitzi Horiba	2870 South Moreland Cleveland, Ohio 44120	-1-
Kathy O. Smith	3011 Ludlow Rd. Cleveland, Ohio 44120	-1-

        IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 20th day of January, 1972.

/s/ LINDY M. ADELSTEIN Lindy M. Adelstein	(SEAL)
/s/ MITZI HORIBA Mitzi Horiba	(SEAL)
/s/ KATHY O. SMITH	(SEAL)

Approved and filed in the Department of State on the 15th day of February A.D. 1972.

/s/ C. DELARES TUCKER Secretary of the Commonwealth

NOTE:    The Articles must be accompanied with registry statement, executed in triplicate, in the form prescribed by Section 206-B of the Act—all of which should be signed by an incorporator, as such.

          (c)   To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell and otherwise deal in personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

          (d)   To run, lease, manage or otherwise control a nursing home, rest home or convalescent home; to operated same in this corporation using this as a holding company for operation of same.

        EACH PURPOSE specified in any clause or paragraph as listed above shall be deemed to be independent of all other purposes therein specified and shall not be limited or restricted by reference to or reference form the terms of any other clause or paragraph of these Articles of Incorporation.

        PROVIDED, HOWEVER, that all medical treatment will be provided by duly licensed physicians or surgeons and nurses.

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Commonwealth of Pennsylvania Department of State Corporation Bureau